Kyle L. Tingle CPA, LLC
PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

October 16, 2013

To Whom It May Concern:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 20, 2013, relating to the financial statements of Galenfeha, Inc as of March 31, 2013 and for the period then ended. We also consent to the reference to our firm under the heading *"Experts"* appearing herein.

Very truly yours,

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC

3145 E. Warm Springs Road • Suite 200 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com